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                                                                   Exhibit 10.4


                                BROOKE GROUP LTD.

                   AMENDED AND RESTATED STOCK OPTION AGREEMENT


                  THIS AMENDED AND RESTATED STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of the 12th day of October, 1998, by and between BROOKE GROUP LTD., a Delaware corporation (the "Company"), and KASOWITZ, BENSON, TORRES & FRIEDMAN LLP, a New York limited liability partnership, Marc E. Kasowitz and Daniel R.
Benson (collectively, the "Holder").

                  WHEREAS, the Company desires to issue, and the Holder desires to receive, a nonqualified non-transferable option to purchase shares of the Common Stock, $.10 par value, of the Company (the "Common Stock"), pursuant to the terms described herein;

                  WHEREAS, the parties entered into that certain Stock Option Agreement dated as of March 12, 1998 (the "First Agreement"); and

                  WHEREAS, the parties have agreed to amend and restate the terms of the First Agreement.

                  NOW, THEREFORE, in consideration of the terms and conditions contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1. GRANT OF OPTION. The Company hereby grants to the Holder an option (the "Option") to purchase 1,250,000 shares of Common Stock, in accordance with the terms hereof, at an option price of $6.00 per share, commencing on the earlier of: (i) a Change of Control (as defined below), (ii) April 1, 2000 or
(iii) the first date, if any, after the date hereof when the average closing price for a share of the Common Stock during the preceding 10 trading day period is $17.50 per share or more. The Option will expire at the close of business on March 31, 2003.

                  For purposes of this Agreement, a "Change of Control" shall occur if or upon the occurrence of:

                           (i) Any "Person" (as the term person is used for
                  purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) acquires "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any securities of the Company which generally entitles the holder thereof to vote for the election of directors of the Company (the "Voting Securities"), which, when added to the Voting Securities then "Beneficially Owned" by such person, would result in such Person "Beneficially Owning" forty percent (40%) or more of the combined voting power





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                  of the Company's then outstanding Voting Securities; provided, however, that for purposes of this paragraph (i), a Person shall not be deemed to have made an acquisition of Voting Securities if such Person: (a) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis: (b) acquires the Voting Securities directly from the Company; (c) becomes the Beneficial Owner of more than the permitted percentage of Voting Securities solely as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person; (d) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Controlled Entity"); or (e) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined in paragraph (iii) below); or

                           (ii) The individuals who, as of October 12, 1998, are
                  members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Incumbent Board; provided, however, that if either the election of any new director or the nomination for election of any new director was approved by a vote of more than two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (iii) Shareholder approval of:

                                    (a) A merger, consolidation or
                  reorganization involving the Company (a "Business Combination"), unless

                                            (1) the stockholders of the Company
                  immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least fifty-one percent (51%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination, and

                                            (2) the individuals who were members
                  of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the Surviving Corporation, and




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                                            (3) no Person (other than the
                  Company or any Controlled Entity, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or any Person who, immediately prior to the Business Combination, had Beneficial Ownership of forty percent (40%) or more of the then outstanding Voting Securities) has Beneficial Ownership of forty percent (40%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a transaction described in this subparagraph (a) shall be referred to as a "Non-Control Transaction");

                                    (b) A complete liquidation or dissolution of
                  the Company; or

                                    (c) The sale or other disposition of all or
                  substantially all of the assets of the Company to any Person (other than a transfer to a Controlled Entity).

                  Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because forty percent (40%) or more of the then outstanding Voting Securities is Beneficially Owned by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (B) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition; and (y) a Change of Control shall not be deemed to occur by reason of a testamentary bequest by Bennett S. LeBow to or for the benefit of his surviving spouse of any or all securities of the Company beneficially owned by him as of his date of death.

         2. ACCEPTANCE OF GRANT OF OPTION. The Holder accepts the grant of the Option confirmed hereby and agrees to be bound by the terms and conditions of this Agreement.

         3. INVESTMENT PURPOSE. The Holder represents to the Company that the Holder is acquiring the Option and any securities which may be acquired pursuant to the Option for investment and not with a view to or for sale in connection with any distribution thereof. The Holder represents that it will not sell or transfer any securities acquired pursuant to the Option in violation of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations promulgated thereunder. Without limiting the scope of the foregoing representation and warranty, the Holder agrees that it will not sell or transfer any such securities unless either (a) a registration statement under the Act shall be in effect with respect to such securities and the Holder shall comply with the provisions of the Act in connection with the sale of such securities; or (b) the Holder has, prior to any transfer or attempt to transfer such securities, obtained an opinion of counsel satisfactory to the Company, stating that such transfer may be effected without registration of such securities under the Act.

         4. LEGEND. The Holder of the Option agrees that the Company may place a legend reflecting the provisions of Section 3 on each certificate evidencing any securities delivered to the Holder pursuant to the Option and the Company may place an appropriate "stop transfer" order with its transfer agent with respect to such securities.




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         5. RECAPITALIZATION, ETC. In the event of any change in the outstanding
Common Stock by reason of a stock dividend, recapitalization, merger, consolidation, split-up, subdivision, combination or exchange of shares, or the like, the aggregate number and kind of shares subject to the Option and the exercise price thereof shall be proportionately adjusted by the Company.

         6. REGISTRATION. The Company agrees to use its best efforts to file and keep effective during the entire term of the Option, a Registration Statement on Form S-8, Form S-1 or other applicable form with respect to the shares of Common Stock issuable upon the exercise of the Option.

         7. PROCEDURE FOR EXERCISE OF OPTION. The Option may be exercised only by (a) delivery by the Holder to the Company of written notice of exercise and
(b) surrender of this Agreement to the Company. Each exercise notice must set forth the number of shares of Common Stock for which the Option is exercised and must be dated and signed on behalf of the Holder by both Marc E. Kasowitz and Daniel R. Benson. Upon partial exercise hereof, a new Agreement containing the same provisions as this Agreement shall be issued by the Company to the Holder for the number of shares of Common Stock with respect to which the Option shall not have been exercised.

                  Subject to the last paragraph of this Section 7, the exercise is not effective until the Company receives payment of the full option price for the number of shares of Common Stock for which the Option is exercised. The option price shall be paid to the Company in full in cash.

                  The date of exercise of the Option is the date on which notice of exercise and payment of the option price are received by the Company.

         8. ISSUANCE OF CERTIFICATES. Subject to Section 7 above and this
Section 8, the Company will issue, without transfer or issue tax or other incidental expense, a certificate or certificates representing the number of shares of Common Stock for which the Option is exercised as soon as practicable after the date of exercise. Unless otherwise directed, the certificate(s) will be registered in the name of the person exercising the Option and delivered to such person.

         9. NON-TRANSFERABILITY OF OPTION. Without the prior written consent of the Company, the Option is not transferable.

         10. BINDING EFFECT. This Agreement shall be binding upon the successors and assigns of the Company and inure to and be binding upon the legal representatives, heirs and legatees of the Holder.




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         11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, including the First Agreement, and any understandings, whether oral or written, between the parties with respect to the subject matter of this Agreement.

         12. AMENDMENT. This Agreement may be amended only a written instrument signed by the Company and the Holders.

         13. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the Company and the Holder have executed this Agreement as of the date first written above.


BROOKE GROUP LTD.                                 KASOWITZ, BENSON, TORRES &
                                                  FRIEDMAN LLP



By: /s/ Bennett S. Lebow                          By: /s/ Marc E. Kasowitz
    --------------------------------                  -------------------------
    Name:  Bennett S. LeBow                       Name:   Marc E. Kasowitz
    Title: Chairman, President and                Title:  Managing Partner
            Chief Executive Officer



                                                  By: /s/ Daniel R. Benson
                                                      -------------------------
                                                  Name:   Daniel R. Benson
                                                  Title:  Partner



                                                  /s/ Marc E. Kasowitz
                                                  -----------------------------
                                                        Marc E. Kasowitz



                                                  /s/ Daniel R. Benson
                                                  -----------------------------
                                                        Daniel R. Benson






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